                                 UNITED STATES

                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM  8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 8, 2000
                               (AUGUST 4, 2000)


                              ZYDECO ENERGY, INC.
            (Exact name of registrant as specified in its charter)



         Delaware                    0-22076                   76-0404904
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                      Identification No.)




                       635 WEST CAMPBELL ROAD, SUITE 130
                            Richardson, Texas 75080
             (Address of principal executive offices)  (Zip Code)


       Registrants telephone number, including area code:  (972) 783-0284

Item 4.  Changes in Registrant's Certifying Accountants.

          Effective August 4, 2000, Zydeco Energy, Inc. ("Zydeco") dismissed Hein + Associates LLP ("Hein") as Zydeco's independent accountants. None of the reports of Hein on the financial statements during the past fiscal year contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During Zydeco's engagement of Hein, there were no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hein's satisfaction would have caused Hein to make reference to the subject matter of the disagreement in connection with its report. Zydeco requested that Hein furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is filed herewith.

          On August 4, 2000, Zydeco engaged KPMG LLP ("KPMG") to serve as Zydeco's principal accountants. KPMG served as independent auditor for DataVoN Inc. prior to its merger with Zydeco. Except for consultation with matters relating to DataVoN Inc., during Zydeco's two most recent fiscal years and the subsequent interim period preceding this engagement of KPMG, neither Zydeco nor anyone on its behalf has consulted with KPMG regarding the application of accounting principles to a specific or contemplated transaction, or the type of audit opinion that might be rendered on Zydeco's financial statements, and no written or oral advice was provided to Zydeco that was a factor considered by Zydeco in reaching a decision as to any accounting, auditing or financial reporting issue.

          Zydeco's dismissal of Hein and engagement of KPMG was approved and ratified by Zydeco's Board of Directors. Zydeco does not have an audit committee of the Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     99.1  Letter from Hein + Associates LLP.

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Zydeco Energy, Inc.


                              By: /s/ Hugh D. Simpson
                                  --------------------------------------
                                  Hugh D. Simpson
                                  President and Chief Executive Officer

Date:  August 8, 2000

                                       3